ALLIANZ LIFE INSURANCE COMPANY
OF NORTH AMERICA AND SUBSIDIARIES
Supplementary Insurance Information
As of and for the years ended December 31, 2012, 2011, and 2010
(In thousands)

	December 31
	Deferred acquisition costs	Deferred sales inducements	Account balances and future policy benefit reserves	Unearned premiums	Policy and contract claims
2012:
Annuities	$2,079,949	$670,988	70,325,143	294	—
Life	239,654	2,956	1,492,835	32,327	3,913
Questar	—	—	—	—	—
Legacy	73,855	—	3,182,71	56,262	354,819
	$2,393,458	673,944	75,000,691	88,883	358,732
2011:
Annuities	$4,478,296	$1,165,125	70,570,967	872	682
Life	211,633	2,611	1,289,507	27,569	3,886
Questar	—	—	—	—	—
Legacy	87,295	—	3,056,520	57,586	289,441
	$4,777,224	1,167,736	74,916,994	86,027	294,009
2010:
Annuities	$5,006,777	$1,166,51	65,543,991	2,794	710
Life	208,049	(1,936)	1,165,441	16,216	4,234
Questar	—	—	—	—	—
Legacy	86,038	(3,009)	2,881,068	60,741	248,055
	$5,300,864	1,161,568	69,590,500	79,751	252,999

	Year ended December 31
	Net premium and policy fees	Interest and similar income, net	Net benefits	Net change in deferred sales inducements*	Net change in policy acquisition costs**	Other operating expenses
2012:
Annuities	$821,192	3,514,953	2,571,623	84,879	729,277	1,278,880
Life	93,795	67,509	93,390	(518)	(58,368)	111,170
Questar	—	(20)	—	—	—	90,580
Legacy	134,170	49,964	140,829	—	13,441	24,849
	$1,049,157	3,632,406	2,805,842	84,361	684,350	1,505,479
2011:
Annuities	$705,258	3,418,279	3,778,871	(243,100)	(729,330)	1,418,231
Life	84,421	58,941	76,137	(1,538)	(22,646)	69,361
Questar	—	(39)	—	—	—	87,037
Legacy	136,516	42,835	114,422	—	16,825	18,934
	$926,195	3,520,016	3,969,430	(244,638)	(735,151)	1,593,563
2010:
Annuities	$666,146	3,236,126	2,900,359	(280,815)	(187,712)	1,438,631
Life	83,559	53,016	59,640	(373)	9,492	55,044
Questar	—	(28)	—	—	—	75,776
Legacy	126,267	35,793	113,772	—	19,799	24,410
	$875,972	3,324,907	3,073,771	(281,188)	(158,421)	1,593,861
* See note 10 for aggregate gross amortization of deferred sales inducements.
** See note 9 for aggregate gross amortization of deferred acquisition costs.
See accompanying report of independent registered public accounting firm.